UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2012 (June 5, 2012)

LifeCare Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-133319	51-0372090
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

5340 Legacy Drive, Building 4, Suite 150

Plano, Texas 75024

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant’s telephone number, including area code: (469) 241-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2012, LifeCare Holdings, Inc. (the “Company”), through its subsidiary, LifeCare Management Services, L.L.C. (“LifeCare Management”), appointed Stuart Archer, age 37, as Chief Operating Officer of the Company. Mr. Archer will assume the position effective as of July 9, 2012. Since 2010, Mr. Archer has served as Senior Vice President of Market Development at LHC Group, Inc. (“LHC Group”). Prior to assuming that role, Mr. Archer served in various other positions at LHC Group from 2003 to 2010, including Divisional Vice President of Hospice and Facility Based Services from 2009 to 2010 and Divisional Vice President of Facility Based Services from 2006 to 2009. In connection with his appointment as the Company’s Chief Operating Officer, LifeCare Management entered into an employment agreement with Mr. Archer.

Mr. Archer’s employment agreement provides for an initial term of one year, subject to automatic one year renewals thereafter unless the agreement is terminated in accordance with its terms. Pursuant to the employment agreement, Mr. Archer is entitled to receive an annual base salary of $350,000 and is eligible for an annual bonus based on achievement of performance objectives established by the Board of Directors (the “Board”) of the Company. The target amount of the annual bonus is 60% of Mr. Archer’s base salary, with the potential to earn up to 100% of his base salary. Mr. Archer’s annual bonus is not guaranteed and is at the discretion of the Board. In accordance with his employment agreement, Mr. Archer will also receive a $100,000 sign-on bonus on July 19, 2012. The employment agreement also provides for Mr. Archer to receive certain other benefits, including participation in employee welfare benefit plans, paid leave and expense reimbursements.

If Mr. Archer is terminated other than for cause or resigns voluntarily for good reason, he will be entitled to receive continued salary and bonus for one year, with the amount of the annual bonus (the “Termination Bonus”) equal to the lesser of 60% of Mr. Archer’s base salary in effect on the date of termination or the annual bonus paid to him in respect of the immediately preceding fiscal year. However, if Mr. Archer is terminated other than for cause or resigns voluntarily for good reason within twelve months following a change of control, Mr. Archer shall instead be entitled to receive (i) base salary earned but not paid through the date of termination, (ii) any bonus compensation awarded for the fiscal year preceding that in which termination occurs, but is unpaid as of the date of termination, (iii) a lump sum payment equal to the Mr. Archer’s current base salary and (iv) a lump sum payment equal to the Termination Bonus. Mr. Archer will also be entitled to certain other benefits, including continued medical and dental insurance coverage for up to twelve months, following his termination as described above. Mr. Archer will be subject to non-competition, non-solicitation and certain confidentiality provisions for a period of one year following the termination of his employment.

On June 6, 2012, the Board increased its size from six to seven members and appointed Richard Newsted as a director, effective immediately. Mr. Newsted will receive cash compensation for his service as a director in the amount of $20,000 per quarter. The Company expects that Mr. Newsted will be appointed as a member of the Company’s audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeCare Holdings, Inc.

By:	/s/ Phillip B. Douglas
Name:	Phillip B. Douglas
Title:	Chief Executive Officer

Date: June 11, 2012

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